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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                     among:


                           FIRST VIRTUAL CORPORATION,
                            a Delaware corporation;


                             FVC ACQUISITION CORP.,
                           a California corporation;


                               ICAST CORPORATION,
                           a California corporation;


                                      and


                   CERTAIN SHAREHOLDERS OF ICAST CORPORATION





                          ___________________________

                           Dated as of July 30, 1998
                          ___________________________



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


                                TABLE OF CONTENTS

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SECTION 1.  DESCRIPTION OF TRANSACTION . . . . . . . . . . . . . . . . . .     2

      1.1   Merger of Merger Sub into the Company. . . . . . . . . . . . .     2

      1.2   Effect of the Merger . . . . . . . . . . . . . . . . . . . . .     2

      1.3   Closing; Effective Time. . . . . . . . . . . . . . . . . . . .     2

      1.4   Articles of Incorporation and Bylaws; Directors and
              Officers . . . . . . . . . . . . . . . . . . . . . . . . . .     2

      1.5   Conversion of Shares . . . . . . . . . . . . . . . . . . . . .     3

      1.6   Stock Options; Warrants. . . . . . . . . . . . . . . . . . . .     4

      1.7   Closing of the Company's Transfer Books. . . . . . . . . . . .     6

      1.8   Exchange of Certificates . . . . . . . . . . . . . . . . . . .     6

      1.9   Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . .     7

      1.10  Exchange of Common Stock . . . . . . . . . . . . . . . . . . .     8

      1.11  Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .     8

      1.12  Accounting Treatment . . . . . . . . . . . . . . . . . . . . .     8

      1.13  Further Action . . . . . . . . . . . . . . . . . . . . . . . .     8

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
            DESIGNATED SHAREHOLDERS. . . . . . . . . . . . . . . . . . . .     8

      2.1   Due Organization; No Subsidiaries; Etc.. . . . . . . . . . . .     8

      2.2   Articles of Incorporation and Bylaws; Records. . . . . . . . .     9

      2.3   Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . .     9

      2.4   Financial Statements.. . . . . . . . . . . . . . . . . . . . .    11

      2.5   Absence of Changes.. . . . . . . . . . . . . . . . . . . . . .    11

      2.6   Title to Assets. . . . . . . . . . . . . . . . . . . . . . . .    13

      2.7   Bank Accounts; Receivables; Inventory. . . . . . . . . . . . .    13

      2.8   Equipment; Leasehold.. . . . . . . . . . . . . . . . . . . . .    14

      2.9   Proprietary Assets.. . . . . . . . . . . . . . . . . . . . . .    14

      2.10  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .    16

      2.11  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . .    18

      2.12  Compliance with Legal Requirements . . . . . . . . . . . . . .    18

      2.13  Governmental Authorizations. . . . . . . . . . . . . . . . . .    18

      2.14  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . .    19

                                      i.

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                               TABLE OF CONTENTS
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      2.15  Employee and Labor Matters; Benefit Plans. . . . . . . . . . .    20

      2.16  Environmental Matters. . . . . . . . . . . . . . . . . . . . .    22

      2.17  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .    23

      2.18  Related Party Transactions . . . . . . . . . . . . . . . . . .    23

      2.19  Legal Proceedings; Orders. . . . . . . . . . . . . . . . . . .    23

      2.20  Authority; Binding Nature of Agreement . . . . . . . . . . . .    24

      2.21  Non-Contravention; Consents. . . . . . . . . . . . . . . . . .    24

      2.22  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . .    25

      2.23  Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

      2.24  Authority of Designated Shareholders; Binding Nature
              of Agreements. . . . . . . . . . . . . . . . . . . . . . . .    26

      2.25  Non-Contravention; Consents. . . . . . . . . . . . . . . . . .    26

      2.26  Ability. . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

      2.27  Investment Representations . . . . . . . . . . . . . . . . . .    27

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. . . .    28

      3.1   SEC Filings; Financial Statements. . . . . . . . . . . . . . .    28

      3.2   Authority; Binding Nature of Agreement . . . . . . . . . . . .    29

      3.3   Valid Issuance . . . . . . . . . . . . . . . . . . . . . . . .    29

      3.4   Due Organization . . . . . . . . . . . . . . . . . . . . . . .    29

      3.5   Non-Contravention; Consents. . . . . . . . . . . . . . . . . .    29

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY AND THE DESIGNATED
            SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .    30

      4.1   Access and Investigation . . . . . . . . . . . . . . . . . . .    30

      4.2   Operation of the Company's Business. . . . . . . . . . . . . .    30

      4.3   Notification; Updates to Disclosure Schedule . . . . . . . . .    32

      4.4   No Negotiation . . . . . . . . . . . . . . . . . . . . . . . .    32

SECTION 5.   ADDITIONAL COVENANTS OF THE PARTIES . . . . . . . . . . . . .    33

      5.1   Filings and Consents . . . . . . . . . . . . . . . . . . . . .    33

      5.2   Company Shareholders' Meeting. . . . . . . . . . . . . . . . .    33

      5.3   Public Announcements . . . . . . . . . . . . . . . . . . . . .    33

      5.4   Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . .    33

                                      ii.

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      5.5   Certain Agreements . . . . . . . . . . . . . . . . . . . . . .    33

      5.6   Termination of Agreements. . . . . . . . . . . . . . . . . . .    34

      5.7   FIRPTA Matters.. . . . . . . . . . . . . . . . . . . . . . . .    34

      5.8   Release. . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

      5.9   Promissory Notes.. . . . . . . . . . . . . . . . . . . . . . .    34

      5.10  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . .    34

      5.11  Amendment to Articles of Incorporation . . . . . . . . . . . .    34

      5.12  Stock Purchase Agreement . . . . . . . . . . . . . . . . . . .    35

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND
            MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . .    35

      6.1   Accuracy of Representations. . . . . . . . . . . . . . . . . .    35

      6.2   Performance of Covenants . . . . . . . . . . . . . . . . . . .    35

      6.3   Shareholder Approval . . . . . . . . . . . . . . . . . . . . .    35

      6.4   Consents.. . . . . . . . . . . . . . . . . . . . . . . . . . .    36

      6.5   Agreements and Documents.. . . . . . . . . . . . . . . . . . .    36

      6.6   FIRPTA Compliance. . . . . . . . . . . . . . . . . . . . . . .    37

      6.7   No Restraints. . . . . . . . . . . . . . . . . . . . . . . . .    37

      6.8   No Legal Proceedings.. . . . . . . . . . . . . . . . . . . . .    37

      6.9   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .    37

      6.10  Amendment of the Notes . . . . . . . . . . . . . . . . . . . .    37

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY . . . . . .    37

      7.1   Accuracy of Representations. . . . . . . . . . . . . . . . . .    37

      7.2   Performance of Covenants . . . . . . . . . . . . . . . . . . .    37

      7.3   No Restraints. . . . . . . . . . . . . . . . . . . . . . . . .    37

SECTION 8.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .    38

      8.1   Termination Events . . . . . . . . . . . . . . . . . . . . . .    38

      8.2   Termination Procedures . . . . . . . . . . . . . . . . . . . .    38

      8.3   Effect of Termination. . . . . . . . . . . . . . . . . . . . .    39

SECTION 9.  INDEMNIFICATION, ETC.. . . . . . . . . . . . . . . . . . . . .    39

      9.1   Survival of Representations, Etc.. . . . . . . . . . . . . . .    39

      9.2   Indemnification by Designated Shareholders . . . . . . . . . .    39

                                     iii.

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                                TABLE OF CONTENTS
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      9.3   Threshold; Ceiling . . . . . . . . . . . . . . . . . . . . . .    40

      9.4   Satisfaction of Indemnification Claim. . . . . . . . . . . . .    40

      9.5   No Contribution. . . . . . . . . . . . . . . . . . . . . . . .    40

      9.6   Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . .    41

      9.7   Defense of Third Party Claims. . . . . . . . . . . . . . . . .    41

      9.8   Exercise of Remedies by Indemnitees Other Than
              Parent . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

SECTION 10. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . .    42

      10.1  Designated Shareholders' Agent . . . . . . . . . . . . . . . .    42

      10.2  Further Assurances . . . . . . . . . . . . . . . . . . . . . .    43

      10.3  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . .    43

      10.4  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .    44

      10.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

      10.6  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .    45

      10.7  Time of the Essence. . . . . . . . . . . . . . . . . . . . . .    45

      10.8  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

      10.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .    45

      10.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .    45

      10.11 Successors and Assigns . . . . . . . . . . . . . . . . . . . .    45

      10.12 Remedies Cumulative; Specific Performance. . . . . . . . . . .    45

      10.13 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

      10.14 Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .    46

      10.15 Severability . . . . . . . . . . . . . . . . . . . . . . . . .    46

      10.16 Parties in Interest. . . . . . . . . . . . . . . . . . . . . .    46

      10.17 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .    46

      10.18 Construction . . . . . . . . . . . . . . . . . . . . . . . . .    46

                                      iv.

Exhibit A   -   Designated Shareholders

Exhibit B   -   Certain definitions

Exhibit C   -   Form of Amended and Restated Articles of Incorporation
                  of Surviving Corporation

Exhibit D   -   Form of Noncompetition Agreement (Enzo Torresi)

Exhibit E   -   Form of Release

Exhibit F   -   Form of legal opinion of Fenwick & West

Exhibit G   -   Form of Escrow Agreement

Exhibit H   -   Form of Offer Letter (Vinay Kumar)

                             AGREEMENT AND PLAN
                        OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 30, 1998, by and among: FIRST VIRTUAL CORPORATION, a Delaware corporation ("Parent"); FVC ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); ICAST CORPORATION, a California corporation (the "Company"); and the parties identified on EXHIBIT A (the "Designated Shareholders"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT B.


                                   RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a purchase.

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. The Designated Shareholders own a total of 2,120,000 shares of the Common Stock (with no par value) of the Company ("Company Common Stock"); a total of 2,400,000 shares of the Series A Preferred Stock of the Company ("Series A Preferred Stock"), constituting all of the outstanding shares of Series A Preferred Stock of the Company; and a total of 1,946,482 shares of the Series B Preferred Stock of the Company, constituting all of the outstanding shares of Series B Preferred Stock of the Company (the "Series B Preferred Stock," together with the Series A Preferred Stock, the "Company Preferred Stock"), in the respective amounts set forth on EXHIBIT A. Contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder is executing and delivering to Parent a Shareholder Agreement of even date herewith.

     E. This recital E is an acknowledgement of the parties based upon the assumptions set forth herein and the terms of this Agreement and is not a covenant by any party hereto. Assuming: (i) the representations and warranties set forth in Section 2.3 are true and correct in all respects as of the Effective Time as if made at the Effective Time; (ii) each shareholder of the Company is the beneficial and record holder of the number of shares of Company Common Stock and Company Preferred Stock set forth opposite such shareholder's name on EXHIBIT A-1 at the Effective Time; and (iii) the Effective Time occurs on August 14, 1998, and subject to Section 1.9, Section 6 and Section 8, at the Effective Time each shareholder of the Company would be entitled to receive the number of shares of Parent Common Stock set

                                       1.

forth opposite such shareholder's name on EXHIBIT A-1. The accuracy of the foregoing assumptions is within the knowledge of the Company and is not within the knowledge of Parent. If the foregoing assumptions are not all accurate in all respects, then the information on EXHIBIT A-1 may not be accurate.


                                  AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on August 14, 1998, or at such other time and date on the period from July 30, 1998 through September 30, 1998 as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time").
(The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to EXHIBIT C;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be Ralph Ungermann (who shall be the Chief Executive Officer and a director of the Surviving Corporation) and James Mitchell (who shall be the Chief Financial Officer, Secretary and a director of the Surviving Corporation).


                                      2.

     1.5  CONVERSION OF SHARES.

          (a) Subject to Sections 1.5(c), 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

               (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the "Applicable Fraction" (as defined in Section 1.5(b)(i)) of a share of the common stock (par value $.01 per share) of Parent ("Parent Common Stock");

               (ii) each share of Series A Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be converted into the right to receive the sum of (A) the fraction of a share of Parent Common Stock (1) having a numerator equal to $0.25 (representing the "Liquidation Preference" of each share of Series A Preferred Stock under the Company's Articles of Incorporation), and (2) having a denominator equal to the Designated Parent Stock Price (as defined in Section 1.5(b)(iv)) and (B) the Applicable Fraction of a share of Parent Common Stock; and

               (iii) each share of Series B Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be converted into the right to receive the sum of (A) the fraction of a share of Parent Common Stock (1) having a numerator equal to the sum of (A) $1.404 PLUS (B) $0.0001539 for each day from (and excluding) April 4, 1998 to (and including) the date on which the Effective Time occurs (representing the "Liquidation Preference" of each share of Series B Preferred Stock under the Company's Articles of Incorporation), and (2) having a denominator equal to the Designated Parent Stock Price; and (B) the Applicable Fraction of a share of Parent Common Stock;

               (iv) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (b)  For purposes of this Agreement:

               (i) The "Applicable Fraction" shall be the fraction: (A) having a numerator equal to the amount by which (1) the result of the multiplication of 408,806 by the Designated Parent Stock Price (as defined in Section 1.5(b)(iv)) exceeds (2) the Aggregate Preferred Stock Liquidation Preference (as defined in Section 1.5(b)(ii)); and (B) having a denominator equal to the amount determined by multiplying (1) the Company Share Amount (as defined in Section 1.5(b)(iii)) BY (2) the Designated Parent Stock Price.

               (ii) The "Aggregate Preferred Stock Liquidation Preference" shall be the sum of (1) the amount determined by multiplying (A) $0.25 (representing the "Liquidation Preference" of each share of Series A Preferred Stock under the Company's Articles of Incorporation) BY (B) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (excluding any shares of Series A Preferred Stock held by Parent) and (2) the amount determined by multiplying


                                      3.

     (A) the sum of (1) $1.404 PLUS (2) $0.0001539 for each day from (and excluding) April 4, 1998 to (and including) the date on which the Effective Time occurs (representing the "Liquidation Preference" of each share of Series B Preferred Stock under the Company's Articles of Incorporation) BY (B) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time.

               (iii) The "Company Share Amount" shall be the difference of:
     (A) the sum of the aggregate number of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement); LESS (B) 348,228 shares of Series A Preferred Stock.

               (iv)  The "Designated Parent Stock Price" shall be $14.175
     (which number represents the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market System for each of the five consecutive trading days immediately preceding the date of this Agreement).

          (c) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

               (i) any shares of Company Common Stock and Company Preferred Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

               (ii) any shares of Company Common Stock and Company Preferred Stock then held by Parent or Merger Sub, or any other subsidiary of Parent, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (d) Prior to the Effective Time, the Company shall, in accordance with Section 5.13, repurchase any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time which are unvested or are subject to a repurchase option, risk of forfeiture or other condition ("Unvested Shares") under any applicable restricted stock purchase agreement or other agreement with the Company (each, a "Repurchase Agreement").

     1.6  STOCK OPTIONS; WARRANTS.

          (a) At the Effective Time, all rights with respect to Company Common Stock under each option to purchase Company Common Stock then outstanding (the "Company Options") under the 1996 Stock Option Plan (the "Company Plan") shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the Company Plan and the stock option agreement by which it is evidenced. From and after the Effective Time,
(i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each


                                       4.

such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Applicable Fraction, rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 1.6 shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

          (b) Prior to the Effective Time, the Company shall cause all rights with respect to warrants to purchase Company Common Stock and Company Preferred Stock then outstanding (the "Company Warrants") to be fully exercised or terminated, such that the warrants shall be without further legal force or effect, except for the Company Warrant held by Mr. Seedman (the "Seedman Warrant") and the Company Warrant held by Comdisco, Inc. (the "Comdisco Warrant"). At the Effective Time:

               (i) the Seedman Warrant shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume the Seedman Warrant in accordance with its terms (as in effect as of the date of this Agreement). From and after the Effective Time, (i) the Seedman Warrant may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to the Seedman Warrant shall be equal to the number of shares of Company Common Stock subject to the Seedman Warrant immediately prior to the Effective Time multiplied by the Applicable Fraction, rounding down to the nearest whole share, and (iii) the per share exercise price under the Seedman Warrant shall be adjusted by dividing the per share exercise price under the Seedman Warrant by the Applicable Fraction and rounding up to the nearest cent; PROVIDED, HOWEVER, that the Seedman Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time; and

               (ii) the Comdisco Warrant shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume the Comdisco Warrant in accordance with its terms (as in effect as of the date of this Agreement). From and after the Effective Time, (i) the Comdisco Warrant may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to the Comdisco Warrant shall be equal to the number of shares of Parent Common Stock that a Person, holding a number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock subject to the Comdisco Warrant would have been entitled to receive in the Merger, and (iii) the per share exercise price under the Comdisco Warrant shall be adjusted by dividing the per share exercise price under the Comdisco Warrant by the sum of (1) the quotient obtained by dividing (A) the sum of (x) $1.404 PLUS (y) $0.0001539 for each day from (and excluding) April 4, 1998 to (and including) the date on which the Effective Time occurs, by (B) the Designated Parent Stock Price; PLUS (2) the Applicable Fraction; PROVIDED, HOWEVER, that the Comdisco Warrant


                                      5.

shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

     1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  EXCHANGE OF CERTIFICATES.

          (a) As soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock.
Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1 (and cash in lieu of any fractional share of Parent Common Stock), and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).


                                      6.

          (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

          (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  DISSENTING SHARES.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section
1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.


                                      7.

     1.10 EXCHANGE OF COMMON STOCK. Subject to Section 1.5(d) hereof, any employee of the Company employed by Parent immediately following the Effective Time and not retained by Parent for thirty days following the Effective Time may exchange such employee's shares of Parent Common Stock issued in the Merger for cash, at a price per share equal to the Designated Parent Stock Price; provided that (a) such employee must receive a written notice of termination by Parent within such 30-day period; (b) such employee must notify Parent, in a writing received by Parent within five (5) days of such employee's receipt of the involuntary termination notice referenced to in Section 1.10(a) hereof, of such employee's desire to receive cash for such employee's shares of Parent Common Stock; and (c) such employee must deliver the valid certificate representing the shares of Parent Common Stock received in the Merger and must execute and deliver such instruments as are reasonably requested by Parent in connection with this Section 1.10.

     1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.12 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a purchase.

     1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE DESIGNATED
           SHAREHOLDERS

          The Company and the Designated Shareholders represent and warrant, to and for the benefit of the Indemnitees, as follows:

          A.   REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.

     2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

          (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "ICAST Corporation."


                                      8.

          (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

          (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Common Stock (with no par value), of which 2,421,250 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 6,000,000 shares of Preferred Stock (with no par value), 2,400,000 of which have been designated "Series A Preferred Stock," of which 2,400,000 shares have been issued and are outstanding as of the date of this Agreement and 1,965,001 of which have been designated "Series B Preferred Stock," of which 1,946,482 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock is convertible into one share of


                                      9.

Company Common Stock. All of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part
2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

          (b) The Company has reserved 2,690,000 shares of Company Common Stock for issuance under its 1996 Stock Option Plan, of which options to purchase 1,159,333 shares are outstanding as of the date of this Agreement, and 150,000 shares of Company Common Stock for issuance under its 1997 Directors Stock Option Plan, of which options to purchase 70,000 shares are outstanding as of the date of this Agreement. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in
Section 422 of the Code. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company and the Designated Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. Each outstanding share of Company Preferred Stock is convertible into one share of Company Common Stock.

          (c) As of the date of this Agreement, 161,000 shares and 18,519 shares of Company Common Stock and Series B Preferred Stock, respectively, are reserved for future issuance pursuant to outstanding Company Warrants to purchase Company Common Stock and Series B Preferred Stock, respectively. The Company has delivered to Parent an accurate and complete copy of the forms of all such warrants. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this
Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Common Stock or Series B Preferred Stock that are subject to such Company Warrant and the number of shares of Common Stock or Series B Preferred Stock with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such Company Warrant was granted and the term of such Company Warrant, and (iv) the exercise price per share of Common Stock or Series B Preferred Stock purchasable under such Company Warrant. No other warrants to purchase Company Common Stock or Company Preferred Stock are outstanding.



                                      10.

          (d) All outstanding shares of Company Common Stock and Series A Preferred Stock, and all outstanding Company Options and Company Warrants, have been issued and granted in compliance with (i) all applicable securities laws and applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4  FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

               (iii) The audited balance sheets of the Company as of December 31, 1996 and 1997, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLP relating thereto; and

               (iv) the unaudited balance sheet of the Company as of June 30, 1998 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the six months then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since June 30, 1998:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Company and the Designated Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);


                                      11.

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d)  the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1996 Stock Option Plan or 1997 Directors Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since June 30, 1998, exceeds $10,000;

          (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;


                                      12.

          (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (p)  the Company has not made any Tax election;

          (q)  the Company has not commenced or settled any Legal Proceeding;

          (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6       TITLE TO ASSETS.

          (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) of the Disclosure Schedule, all assets referred to in Part 2.9 of the Disclosure Schedule and identified thereon as being owned by the Company and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7       BANK ACCOUNTS; RECEIVABLES; INVENTORY.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of June 30, 1998. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts


                                      13.

receivable that have arisen since June 30, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

          (c) All inventory of the Company, whether or not reflected in the Unaudited Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Unaudited Interim Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     2.8       EQUIPMENT; LEASEHOLD.

          (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

          (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9       PROPRIETARY ASSETS.

          (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.
Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets which are owned by the Company and which are material to its business or operations. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule which are identified as owned by the Company on such parts of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in


                                      14.

Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

          (b) The Company has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

          (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Designated Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d)  Except as set forth in Part 2.9(d) of the Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Designated Shareholders, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f)  Except as set forth in Part 2.9(f) of the Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is


                                      15.

substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

     2.10      CONTRACTS.

          (a)  Part 2.10 of the Disclosure Schedule identifies:

               (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset (except for Company Contracts for off the shelf software which is available to the public at a cost of less than $500.00 ("Off the Shelf Software Contracts"));

               (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

               (x) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;


                                      16.

               (xi) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

               (xii) any other Company Contract that contemplates or involves
     (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate (other than software maintenance contracts with terms of one year or less entered into in the ordinary course of business consistent with the Company's past practice).

(Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Material Contracts.")

          (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company and the Designated Shareholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

               (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company and the Designated Shareholders, no other Person has violated or breached, or committed any default under, any Company Contract;

               (ii) to the best of the knowledge of the Company and the Designated Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract,
     (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

               (iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

               (iv) the Company has not waived any of its material rights under any Material Contract.


                                      17.

          (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

          (e) The Contracts identified in Part 2.10 of the Disclosure Schedule and the Off the Shelf Software Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

          (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1998.

          (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

     2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since June 30, 1998 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible


                                      18.

revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since inception which have been requested by Parent.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1998 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

          (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.


                                      19.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

          (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Designated Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

          (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (d)  With respect to each Plan, the Company has delivered to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including


                                      20.

     all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e) The Company is not required to be, and, to the best of the knowledge of the Company and the Designated Shareholders, has never been required to be, treated as a single employer with any other Person under
Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company and the Designated Shareholders, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in
Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

          (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Designated Shareholders is aware of any reason why any such determination letter should be revoked.


                                      21.

          (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

          (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and none of the Designated Shareholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and Designated Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Designated Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant


                                      22.

to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party (as defined below) has, and no Related Party has at any time since inception had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since inception been, indebted to the Company; (c) since inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since inception competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since inception been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)"and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the Designated Shareholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or


                                      23.

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the Designated Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

          (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Designated Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the Designated Shareholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors (except for approval of the Company's shareholders which will be obtained prior to the Closing). The board of directors of the Company has complied with Section 310 of the California Corporations Code in approving and authorizing the execution, delivery and performance by the Company of this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement


                                      24.

or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Company Contract,
(ii) accelerate the maturity or performance of any such Company Contract, or
(iii) cancel, terminate or modify any such Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 FULL DISCLOSURE.

          (a) This Agreement (including the Disclosure Schedule) does not, and the Designated Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          (b) The information supplied by the Company for inclusion in the Proxy Statement (as defined in Section 5.2) will not, as of the date of the Proxy Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 5.2), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

          B. REPRESENTATIONS AND WARRANTIES RELATING TO THE DESIGNATED SHAREHOLDERS.

     As of the date of this Agreement, each Designated Shareholder represents and warrants to and for the benefit of the Indemnitees as follows:


                                      25.

     2.23 SHARES. Such Designated Shareholder has delivered to Parent an accurate and complete copy of the stock certificate representing such Designated Shareholder's Shares.

     2.24 AUTHORITY OF DESIGNATED SHAREHOLDERS; BINDING NATURE OF AGREEMENTS.

          (a) Each Designated Shareholder has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by each Designated Shareholder of this Agreement have been duly authorized by all necessary action on the part of each of the Designated Shareholders. This Agreement constitutes the legal, valid and binding obligation of each Designated Shareholder, enforceable against each Designated Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (b) The spouse of each such Designated Shareholder if applicable, has consented to the transactions contemplated by this Agreement and will not assert any claim or commence any action objecting to the transactions contemplated by this Agreement or claiming ownership of any of such Designated Shareholder's Shares.

     2.25 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.25 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge this Agreement or to exercise any remedy or obtain any relief under, any material Legal Requirement or order of any Governmental Body to which such Designated Shareholder is subject; or

          (b) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any material Contract to which such Designated Shareholder is a party or by which such Designated Shareholder is bound.

Except as set forth in Part 2.25 of the Disclosure Schedule, such Designated Shareholder was not, is not and will not be required to make any filing with or give any notice to, or to obtain any material Consent from, any Person in connection with the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     2.26 ABILITY.

          (a) Except as set forth in Part 2.26 of the Disclosure Schedule, each Designated Shareholder:


                                      26.

               (i) has not (A) at any time made a general assignment for the benefit of creditors, (B) at any time filed, or had filed against such Designated Shareholder, any bankruptcy petition or similar filing, (C) at any time suffered the attachment or other judicial seizure of all or a substantial portion of such Designated Shareholder's assets, (D) at any time admitted in writing such Designated Shareholder's inability to pay such Designated Shareholder's debts as they become due, or (E) taken or been the subject of any action that may have an adverse effect on such Designated Shareholder's ability to comply with or perform any of such Designated Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement; and

               (ii) is not subject to any Order that would have a material adverse effect on such Designated Shareholder's ability to comply with or perform any of such Designated Shareholder's covenants or obligations under this Agreement or any of the transactions contemplated by this Agreement.

          (b) (i) There is no Proceeding pending, and to the knowledge of such Designated Shareholder, no Person has threatened to commence any Proceeding against such Designated Shareholder, that would reasonably be expected to have a Material Adverse Effect on the ability of such Designated Shareholder to comply with or perform any of such Designated Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement; and (ii) to the knowledge of such Designated Shareholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such proceeding.

     2.27 INVESTMENT REPRESENTATIONS.

          (a) Such Designated Shareholder is aware (i) that the Parent Common Stock to be issued to such Designated Shareholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Rule 506 under the Securities Act and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

          (b) Such Designated Shareholder is aware that (i) because the Parent Common Stock to be issued in the Merger will not be registered under the Securities Act, such Parent Common Stock cannot be resold unless such Parent Common Stock is registered under the Securities Act or unless an exemption from registration is available; and (ii) (A) Parent will be under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to such Designated Shareholder in the Merger; and (B) the provisions of Rule 144 under the Securities Act, if applicable, will permit resale of the Parent Common Stock to be issued to such Designated Shareholder in the Merger only under limited circumstances, and (C) such Parent Common Stock must be held by such Designated Shareholder for at least one year before it can be sold pursuant to Rule 144.

          (c) The Parent Common Stock to be issued to such Designated Shareholder in the Merger will be acquired by such Designated Shareholder for investment and for his, her or its


                                      27.

own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (d) Such Designated Shareholder will have received, reviewed and considered the Proxy Statement (as defined in Section 5.2 hereof) with respect to the Merger and the transactions contemplated by this Agreement (the "Disclosure Document") prior to voting on the Merger.

          (e) Such Designated Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and
(ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) requested to verify the accuracy of the information set forth in the Disclosure Document.

          (f) (i) Such Designated Shareholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in such Designated Shareholder's contemplated investment in the Parent Common Stock to be issued in the Merger; (ii) such Designated Shareholder understands and has fully considered the risks of acquiring and owning Parent Common Stock and further understands that: (A) an investment in Parent Common Stock is a speculative investment which involves a high degree of risk; and (B) there are substantial restrictions on the transferability of the Parent Common Stock to be issued in the Merger, and, accordingly, it may not be possible for such Designated Shareholder to liquidate his, her or its investment in such Parent Common Stock (in whole or in part) in the case of emergency; and (iii) such Designated Shareholder is able to hold the Parent Common Stock that he, she or it is to receive in the Merger for a substantial period of time.

          (g) Parent will rely on his, her or its representations and warranties set forth in this Section 2.27 for purposes of determining his, her or its suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Securities Act.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub jointly and severally represent and warrant to the Company and the Designated Shareholders as follows:

     3.1  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between April 27, 1998 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with


                                      28.

the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)  The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and
(iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their respective obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.4 DUE ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

     3.5 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Parent's stockholders, Parent's board of directors or any committee of the Parent's board of directors.


                                      29.

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY AND THE DESIGNATED SHAREHOLDERS

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and
(b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, without the prior written consent of Parent:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company shall repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (f)  the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, and (y) to issue shares of Company Common Stock upon the conversion of shares of Series A or Series B Preferred Stock or exercise of outstanding warrants);

          (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1996 Stock Option Plan or 1997


                                      30.

Directors Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

          (h) neither the Company nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $15,000;

          (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

          (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may incur indebtedness to Parent);

          (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p)  the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding;

          (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.



                                      31.

     4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Designated Shareholders in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or, to its knowledge, any of the Designated Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company or, to its knowledge, any of the Designated Shareholders; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update (except to the extent consented to in writing by Parent) shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Designated Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.4 NO NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of the Designated Shareholders shall, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.


                                      32.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Designated Shareholders during the Pre-Closing Period.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2 COMPANY SHAREHOLDERS' MEETING. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of the proxy statement providing disclosure regarding the merger and the other transactions contemplated by this Agreement and copies of all Parent SEC Documents (the "Proxy Statement") to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting. Without limiting the generality or the effect of anything contained in the Shareholder Agreements being executed and delivered by the Designated Shareholders to Parent contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Designated Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

     5.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Company nor any of the Designated Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

     5.4 BEST EFFORTS. During the Pre-Closing Period, (a) the Company and the Designated Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.5 CERTAIN AGREEMENTS. At or prior to the Closing, Enzo Torresi shall execute and deliver to the Company and Parent a Noncompetition Agreement in the form of EXHIBIT D. The


                                      33.

Company shall use all commercially reasonable efforts to cause Enzo Torresi to execute and deliver to the Company and Parent, at or prior to the Closing, a Noncompetition Agreement in the form of EXHIBIT D. At or prior to the Closing, Vinay Kumar shall execute and deliver to Parent an Offer Letter in the form of EXHIBIT H. The Company shall use all commercially reasonable efforts to cause Vinay Kumar to execute and deliver to Parent, at or prior to the Closing, an Offer Letter in the form of EXHIBIT H.

     5.6 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company and each holder of the Company's outstanding shares of Series B Preferred Stock (the "Investors") shall enter into an Agreement, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the Investors' rights under the Investor's Rights Agreement dated as of March 27, 1997 between the Company and the Investors.

     5.7 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.8 RELEASE. At the Closing, each of the Designated Shareholders shall execute and deliver to the Company and Parent a Release in the form of EXHIBIT E.

     5.9 PROMISSORY NOTES. The Company and each of the Designated Shareholders shall cause the seventeen (17) outstanding promissory notes in the aggregate principal amount of $1,300,000 issued to holders of the Company's Series B Preferred Stock on February 24, 1998, June 26, 1998, and June 30, 1998 (the "Notes") to be amended such that Sections 2 and 4 of the Notes shall be deleted and the term of the Notes shall be extended to September 24, 1999. The Company and the Designated Shareholders shall not cause the Notes to be amended except as set forth in this Section 5.9 and shall provide the Parent a reasonable opportunity to review such amendments prior to their execution.

     5.10 ESCROW AGREEMENT. At the Closing, each of the Designated Shareholders and the Designated Shareholder's Agent shall execute and deliver to Parent an Escrow Agreement in the form of EXHIBIT G.

     5.11 AMENDMENT TO ARTICLES OF INCORPORATION. Prior to the Closing Date, the Company shall duly and properly file with the California Secretary of State an amendment to paragraph (c) of Section 2 of Article Fourth of the Company's Articles of Incorporation, which shall add the following sentence to the end of such paragraph (c):

          ""Notwithstanding the prior sentence or anything else in this Section 2 to the contrary, any merger of the Company with FVC Acquisition Corp., a California corporation ("FVC Sub"), and a subsidiary of First Virtual Corporation, a Delaware corporation ("FVC"), shall not be treated as a Liquidation Event for purposes of this Section 2 and this
          Section 2 shall be inapplicable to any such merger and the amounts payable in connection with any such


                                      34.

          merger shall be distributed in accordance with the Agreement and Plan of Merger and Reorganization dated July 30, 1998 between the Company, FVC Sub, FVC and certain of the Company's shareholders."

Prior to such filing, such amendment shall be approved by the Board of Directors and by the shareholders of the Company as required by California law.

     5.12 STOCK PURCHASE AGREEMENT. Vinay Kumar shall deliver a stock purchase agreement to Parent providing for the sale to Parent, subject to the transactions contemplated by this Agreement, of 348,228 shares of Series A Preferred Stock from Mr. Kumar for an aggregate purchase price of $249,996.65, in form and substance reasonably satisfactory to Parent and Mr. Kumar (the "Stock Purchase Agreement").

     5.13 REPURCHASE AGREEMENT.    The Company shall amend each Repurchase
Agreement so that any Unvested Shares will be repurchased by the Company prior to the Effective Time at the price stated in the applicable Repurchase Agreement. The Company shall cause each Person who is a party to a Repurchase Agreement to execute and deliver to the Company the amended Repurchase Agreement referred to in the preceding sentence, and the Company shall repurchase all Unvested Shares prior to the Effective Time at the price stated in the applicable Repurchase Agreement.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Designated Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

     6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Designated Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger (including the amendment to the Company's articles of incorporation as contemplated by
Section 5.11) shall have been duly approved by the affirmative vote of (a) all of the shares of Company Common

                                      35.

Stock entitled to vote with respect thereto, and (b) all of the shares of Series A Preferred Stock and Series B Preferred Stock entitled to vote with respect thereto.

     6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 AGREEMENTS AND DOCUMENTS. Parent and Merger Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Noncompetition Agreement in the form of EXHIBIT D, executed by Enzo Torresi;

          (b) a Release in the form of EXHIBIT E, executed by the Designated Shareholders;

          (c) the agreement referred to in Section 5.6, executed by the Company and each Investor;

          (d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

          (e) the statement referred to in Section 5.7, executed by the Company;

          (f)  the Stock Purchase Agreement entered into by Vinay Kumar and
Parent;

          (g) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by the landlord under the real property lease for the real property located at 15951 Los Gatos Boulevard, Suite 1, Los Gatos, California;

          (h) a legal opinion of Fenwick & West, dated as of the Closing Date, in the form of EXHIBIT F;

          (i) a certificate executed by the Designated Shareholders and containing the representation and warranty of each Designated Shareholder that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "Designated Shareholders' Closing Certificate");

          (j) written resignations of all officers and directors of the Company, effective as of the Effective Time;


                                      36.

          (k) an Escrow Agreement, in the form of EXHIBIT G, executed by all of the Designated Shareholders.

     6.6 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.7(b).

     6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

     6.9 EMPLOYEES. Vinay Kumar shall not have ceased to be employed by, or expressed an intention to terminate his employment with, the Company and shall have executed and delivered to Parent an Offer Letter in the form of EXHIBIT H.

     6.10 AMENDMENT OF THE NOTES. The Notes shall have been amended in the manner set forth in Section 5.9.

     6.12 REPURCHASE OF UNVESTED SHARES.     All Unvested Shares shall have been
repurchased by the Company in the manner set forth in Section 5.13.

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal


                                      37.

Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8.  TERMINATION

     8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

          (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

          (e) by Parent if the Closing has not taken place on or before September 30, 1998 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (f) by the Company if the Closing has not taken place on or before September 30, 1998 (other than as a result of the failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (g) by Parent if all the Designated Shareholders shall not have delivered their executed signature pages to the Agreement by the close of business on August 7, 1998;

          (h)  by the mutual written consent of Parent and the Company.

     8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(e), or
Section 8.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b),
Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.


                                      38.

     8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10.

SECTION 9. INDEMNIFICATION, ETC.

     9.1       SURVIVAL OF REPRESENTATIONS, ETC.

          (a) The representations and warranties made by the Designated Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Designated Shareholders' Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Designated Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Designated Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

          (b) The representations, warranties, covenants and obligations of the Company and the Designated Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives, except as consented to in writing with respect to events occurring after the date of this Agreement.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Designated Shareholders in this Agreement.

     9.2       INDEMNIFICATION BY DESIGNATED SHAREHOLDERS.

          (a) From and after the Effective Time (but subject to Section 9.1(a)), the Designated Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set



                                      39.

forth in Section 2 or in the Designated Shareholders' Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company or any of the Designated Shareholders (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (b) The Designated Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3 THRESHOLD; CEILING. The Designated Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate. If the total amount of such Damages exceeds $150,000 then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all Damages.

     9.4 SATISFACTION OF INDEMNIFICATION CLAIM. Twenty percent of the aggregate number of shares of Parent Common Stock to be issued to the Designated Shareholders in the Merger shall be placed in escrow in accordance with the Escrow Agreement. In the event that any Indemnitee shall be entitled to any indemnification as provided in this Section 9, except in the case of fraud or willful misconduct, satisfaction of such claim shall occur solely from the shares escrowed pursuant to the Escrow Agreement.

     9.5 NO CONTRIBUTION. Each Designated Shareholder waives, and acknowledges and agrees that such Designated Shareholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Designated Shareholder may become subject under or in connection with this Agreement or the Designated Shareholders' Closing Certificate.


                                      40.

     9.6 INTEREST. Any Designated Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Designated Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Designated Shareholder to such Indemnitee is fully satisfied by such Designated Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9, Parent shall have the right, at its election, to either (i) offer to the Designated Shareholders' Agent the right to proceed with any such defense (the "Defense Offer") or (ii) proceed with the defense of such claim or Legal Proceeding on its own.

               (a) If Parent offers the Designated Shareholders' Agent the right to proceed with the defense of any such claim or Legal Proceeding, and the Designated Shareholders' Agent irrevocably agrees within five (5) calendar days of such Defense Offer with Parent in writing (the "Agent's Commitment") that (1) Parent is entitled to indemnification under this
Section 9 for any Damages relating to such claim or Legal Proceeding and (2) the Designated Shareholders' Agent will defend such claim or Legal Proceeding, then:

               (i) the Designated Shareholders' Agent shall have the right to proceed with the defense of such claim or Legal Proceeding;

               (ii) the Designated Shareholders' Agent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to Parent;

               (iii) the Designated Shareholders' Agent shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

               (iv) Parent shall have the right to participate in the defense of such claim or Legal Proceeding;

               (v) the Designated Shareholders' Agent shall not have the right to settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent, which consent shall not unreasonably withheld; and

               (vi) in the event that Parent determines that: (1) the Designated Shareholders' Agent is not diligently and zealously pursuing the defense of any such claim or Legal Proceeding; (2) such claim or Legal Proceeding is likely to result in equitable or injunctive relief or in Damages that (together with all other damages that are subject to a claim for indemnification) are likely to exceed the value of the shares of Parent Common Stock remaining subject to the Escrow Agreement; or (3) that a conflict exists between the interests of the Designated Shareholders and Parent, then,


                                      41.

     notwithstanding the foregoing, Parent shall have the right to assume the defense of such claim or Legal Proceeding with counsel of its own choosing.

     (b) If Parent proceeds with the defense of any such claim or Legal Proceeding or the Designated Shareholders' Agent does not timely deliver the Agent's Commitment or if Parent has the right to assume the defense of any claim or Legal Proceeding in accordance with Section 9.7(a)(vi):

               (vii) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Designated Shareholders; PROVIDED, HOWEVER, that if Parent did not make the Defense Offer, the expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Designated Shareholders only in the event that such Legal Proceeding relates to any inaccuracy or breach of a representation, warranty covenant or obligation of the Company or of a Designated Shareholder referred to in Section 9.2(a)(i) or Section 9.2(a)(ii);

               (viii)each Designated Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

               (ix) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Shareholders' Agent (as defined in Section 10.1); PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Designated Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; PROVIDED, HOWEVER, that any failure on the part of Parent to so notify the Designated Shareholders' Agent shall not limit any of the obligations of the Designed Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10.    MISCELLANEOUS PROVISIONS

     10.1 DESIGNATED SHAREHOLDERS' AGENT. The Designated Shareholders hereby irrevocably appoint G. Carter Sednaoui as their agent for purposes of Section 9 (the "Designated Shareholders' Agent"), and G. Carter Sednaoui hereby accepts his appointment as the Designated Shareholders' Agent. Parent shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Designated Shareholder by


                                      42.

the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Designated Shareholder by the Designated Shareholders' Agent, as fully binding upon such Designated Shareholder. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Designated Shareholders, then the Designated Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Designated Shareholders' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Designated Shareholders' Agent at any time, all references herein to the Designated Shareholders' Agent shall be deemed to refer to the Designated Shareholders. The Designated Shareholders' Agent shall act for the Designated Shareholders on all matters set forth in this Agreement in a manner the Designated Shareholders' Agent believes to be in the best interests of the Designated Shareholders and consistent with his obligations under this Agreement, but the Designated Shareholders' Agent shall not be responsible to the Designated Shareholder for any loss or damages the Designated Shareholders may suffer by reason of the performance by the Designated Shareholders' Agent of his duties under the Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement. The Designated Shareholders agree, jointly and severally, to indemnify and hold harmless the Designated Shareholders' Agent for any loss or damage arising from the performance of his duties as Designated Shareholders' Agent hereunder, including, without limitation, the cost of any accounting firm or legal counsel retained by the Designated Shareholders' Agent on behalf of the Designated Shareholders, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

     10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; PROVIDED, HOWEVER, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement) exceeds $40,000 in the aggregate, such fees, costs and expenses shall be borne and paid by the Designated Shareholders and not by the Company.




                                       43.

     10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          IF TO PARENT:

                         First Virtual Corporation
                         3393 Octavius Drive
                         Suite 102
                         Santa Clara, CA  95054
                         Attention:  Chief Financial Officer

                    WITH A COPY TO:

                         Cooley Godward LLP
                         Five Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA  94306-2155
                         Attention:  Lee F. Benton

                    IF TO THE COMPANY:

                         ICAST Corporation
                         101 C Albright Way
                         Los Gatos, CA  95030
                         Attention:  Vinay Kumar

                    WITH A COPY TO:

                         Fenwick & West LLP
                         Two Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA  94306
                         Attention:  Matthew Quilter

                    IF TO ANY OF THE DESIGNATED SHAREHOLDERS:

                         G. Carter Sednaoui
                         One Palmer Square
                         Princeton, NJ 08542


                                      44.

     10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each Designated Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Shareholder's possession that relates to the business of the Company or Parent.

     10.7  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     10.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); Parent; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13 WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or



                                      45.

remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.5 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Mutual Agreement for Non-Disclosure of Proprietary Information executed on behalf of Parent on and the Company on June 3, 1998 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     10.18 CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


                                      46.

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



































                                      47.

     The parties hereto have caused this Agreement to be executed and delivered as of July 30, 1998.

                                       FIRST VIRTUAL CORPORATION,
                                         a Delaware corporation


                                       By: /s/ J.O. Mitchell
                                           -------------------------------------
                                       Print Name: J.O. Mitchell
                                                   -----------------------------
                                       Title: CFO
                                              ----------------------------------


                                       FVC ACQUISITION CORP.,
                                         a California corporation


                                       By: /s/ J.O. Mitchell
                                           -------------------------------------
                                       Print Name: J.O. Mitchell
                                                   -----------------------------
                                       Title: CFO
                                              ----------------------------------


                                       ICAST CORPORATION,
                                         a California corporation


                                       By: /s/ Enzo Torresi
                                           -------------------------------------
                                       Print Name: Enzo Torresi
                                                   -----------------------------
                                       Title: CEO
                                              ----------------------------------



                                        DESIGNATED SHAREHOLDERS


                                       /s/ Vinay Kumar
                                       -----------------------------------------
                                       Vinay Kumar


                                       /s/ Enzo Torresi
                                       -----------------------------------------
                                       Enzo Torresi

                                       K-H INVESTORS (1997-B), L.P.


                                       By: /s/ David W. Hanna
                                           -------------------------------------
                                       Print Name: David W. Hanna
                                                   -----------------------------
                                       Title: Managing Partner
                                              ----------------------------------


                                       C.E. UNTERBERG TOWBIN, LLC


                                       By: /s/ Mel S. Lavitt
                                           -------------------------------------
                                       Print Name: Mel S. Lavitt
                                                   -----------------------------
                                       Title: Managing Director
                                              ----------------------------------


                                       HEWM INVESTORS, LLC


                                       By: /s/ August J. Moretti
                                           -------------------------------------
                                       Print Name: August J. Moretti
                                                   -----------------------------
                                       Title: Manager
                                              ----------------------------------


                                        ACCEL V L.P.
                                        By:  Accel V Associates L.L.C.
                                        Its General Partner

                                        By:  /s/ G. Carter Sednaoui
                                           -------------------------------------
                                        Managing Member


                                        ACCEL INTERNET/STRATEGIC
                                        TECHNOLOGY FUND L.P.
                                        By:  Accel Internet/Strategic Technology
                                        Fund Associates L.L.C.
                                        Its General Partner

                                        By: /s/ G. Carter Sednaoui
                                            ------------------------------------
                                        Managing Member

                                        ACCEL KEIRETSU V L.P.
                                        By:  Accel Keiretsu V Associates L.L.C.
                                        Its General Partner

                                        By: /s/ G. Carter Sednaoui
                                            ------------------------------------
                                        Managing Member


                                        ACCEL INVESTORS '96 L.P.


                                        By: /s/ G. Carter Sednaoui
                                            ------------------------------------
                                        General Partner


                                        ELLMORE C. PATTERSON PARTNERS


                                        By: /s/ E. Patterson
                                            ------------------------------------
                                        General Partner


                                        FORVAL CREATIVE, INC.


                                        By: /s/ Kiyoshi Hayamizu
                                            ------------------------------------
                                        Print Name: /s/ Kiyoshi Hayamizu
                                                    ----------------------------
                                        Title: President & CEO
                                               ---------------------------------


                                        KAIRDOS, L.L.C.


                                        By:
                                            ------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                               ---------------------------------

                                        BLUMBERG CAPITAL


                                        By: /s/ David J. Blumberg
                                            ------------------------------------
                                        Print Name: David J. Blumberg
                                                    ----------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        Solely for the purpose set forth in
                                        Section 10.1
                                        DESIGNATED SHAREHOLDER'S AGENT



                                        /s/ G. Carter Sednaoui
                                        --------------------------------
                                        G. Carter Sednaoui

                                   EXHIBIT A

                            DESIGNATED SHAREHOLDERS

-----------------------------------------------------------------------------------------
                                                                            NUMBER OF
                                         NO. OF SHARES    NO. OF SHARES     SHARES OF
                                          OF COMPANY      OF SERIES A        SERIES B
     NAME                                 COMMON HELD    PREFERRED HELD   PREFERRED HELD
-----------------------------------------------------------------------------------------
Vinay Kumar                                 800,000*        2,000,000               0
-----------------------------------------------------------------------------------------
Enzo Torresi                              1,320,000*          400,000               0
-----------------------------------------------------------------------------------------
Accel V L.P.                                      0                 0       1,194,074
-----------------------------------------------------------------------------------------
Accel Internet/Strategic Technology               0                 0         160,000
Fund L.P.
-----------------------------------------------------------------------------------------
Accel Keiretsu V L.P.                             0                 0          23,704
-----------------------------------------------------------------------------------------
Accel Investors '96 L.P.                          0                 0          71,111
-----------------------------------------------------------------------------------------
Ellmore C. Patterson Partners                     0                 0          32,593
-----------------------------------------------------------------------------------------
K-H Investors (1997-B), L.P.                      0                 0         200,000
-----------------------------------------------------------------------------------------
C.E. Unterberg Towbin, LLC.                       0                 0         100,000
-----------------------------------------------------------------------------------------
HEWM Investors, LLC                               0                 0          15,000
-----------------------------------------------------------------------------------------
Forval Creative, Inc.                             0                 0          68,489
-----------------------------------------------------------------------------------------
Kairdos, L.L.C.                                   0                 0          57,037
-----------------------------------------------------------------------------------------
Blumberg Capital                                  0                 0          24,474
-----------------------------------------------------------------------------------------
TOTAL                                     2,120,000         2,400,000       1,946,482
-----------------------------------------------------------------------------------------











------------------
* 375,000 of which are subject to a repurchase option in favor of the Company (subject to 50% acceleration on the Closing of the Merger).


                                      A-1.

                                  EXHIBIT A-1

--------------------------------------------------------------------------------------------------------------------------------
                                                   NO. OF SHARES OF   NO. OF SHARES OF     NO. OF SHARES       NO. OF SHARES
                                                      OF COMPANY         SERIES A           OF SERIES B          OF PARENT
                       NAME                          COMMON HELD      PREFERRED HELD       PREFERRED HELD      COMMON STOCK
                                                                                                              TO BE RECEIVED
                                                                                                               AT EFFECTIVE
                                                                                                                  TIME (1)
--------------------------------------------------------------------------------------------------------------------------------
Vinay Kumar                                             618,750            1,651,660                  0
--------------------------------------------------------------------------------------------------------------------------------
Enzo Torresi                                          1,138,750              400,000                  0
--------------------------------------------------------------------------------------------------------------------------------
Accel V L.P.                                             35,000                    0          1,194,074
--------------------------------------------------------------------------------------------------------------------------------
Accel Internet/Strategic Technology Fund L.P.                 0                    0            160,000
--------------------------------------------------------------------------------------------------------------------------------
Accel Keiretsu V L.P.                                         0                    0             23,704
--------------------------------------------------------------------------------------------------------------------------------
Accel Investors '96 L.P.                                      0                    0             71,111
--------------------------------------------------------------------------------------------------------------------------------
Ellmore C. Patterson Partners                                 0                    0             32,593
--------------------------------------------------------------------------------------------------------------------------------
K-H Investors (1997-B), L.P.                                  0                    0            200,000
--------------------------------------------------------------------------------------------------------------------------------
C.E. Unterberg Towbin, LLC.                                   0                    0            100,000
--------------------------------------------------------------------------------------------------------------------------------
HEWM Investors, LLC                                           0                    0             15,000
--------------------------------------------------------------------------------------------------------------------------------

--------------------------
     (1) This Exhibit A-1 is an acknowledgment of the parties based upon the assumptions set forth herein and the terms of this Agreement and is not a covenant by any party hereto. The Exhibit A-1 assumes (i) that the representations and warranties set forth in Section 2.3 of the Agreement are true and correct in all respects as of the Effective Time as if made at the Effective Time; (ii) that each shareholder of the Company is the beneficial and record holder of the number of share of Company Common Stock and Company Preferred Stock set forth opposite such shareholder's name on this Exhibit A-1 at the Effective Time; and (iii) that the Effective Time occurs August 14, 1998. This Exhibit A-1 is also subject to Section 1.9, Section 6 and
Section 8 of the Agreement.

     * Excludes 348,228 shares of Series A Preferred to be purchased by Parent prior to the Effective Time.


                                      A-2.

--------------------------------------------------------------------------------------------------------------------------------
                                                   NO. OF SHARES OF   NO. OF SHARES OF     NO. OF SHARES       NO. OF SHARES
                                                      OF COMPANY         SERIES A           OF SERIES B          OF PARENT
                       NAME                          COMMON HELD      PREFERRED HELD       PREFERRED HELD      COMMON STOCK
                                                                                                              TO BE RECEIVED
                                                                                                               AT EFFECTIVE
                                                                                                                  TIME (1)
-------------------------------------------------------------------------------------------------------------------------------
  Forval Creative, Inc.                                         0                    0             68,489
-------------------------------------------------------------------------------------------------------------------------------
Kairdos, L.L.C.                                               0                    0             57,037
-------------------------------------------------------------------------------------------------------------------------------
Blumberg Capital                                              0                    0             24,474
-------------------------------------------------------------------------------------------------------------------------------
Martin Haberle                                           35,000                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Brian Smithson                                          113,333                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Zhefeng Du                                                5,000                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Michelle Fenner                                           1,250                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Karin Strametz                                            8,125                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Vivian Golub                                             10,000                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Marcus Torresi                                           15,000                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
Cristiano Torresi                                        15,000                    0                  0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                 1,995,208            2,051,660          1,946,482             408,806
-------------------------------------------------------------------------------------------------------------------------------









                                      A-3.

                                   EXHIBIT B


                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit B):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this EXHIBIT B is attached (including the Disclosure Schedule), as it may be amended from time to time.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.


                                      B-1.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Designated Shareholders.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     INDEMNITEES.  "Indemnitees" shall mean the following Persons:  (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Designated Shareholders' Agents of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Designated Shareholders shall not be deemed to be "Indemnitees."

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution,


                                      B-2.

ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Designated Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



                                      B-3.